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                                                                    EXHIBIT 23.1



                        Consent of Independent Auditors


We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated February 18, 1999 except for Note 15, as to which the date is April , 1999, in Amendment No. 1 to the Registration Statement (Form S-1 No. 33-72667) and related Prospectus of MapQuest.com, Inc.



                                                   Ernst & Young LLP


Harrisburg, Pennsylvania
April  , 1999



The foregoing consent is in the form that will be signed upon the completion of the restatement of the capital accounts described in Note 15 to the financial statements.



                                                /s/ Ernst & Young LLP

Harrisburg, Pennsylvania
April 9, 1999